Integrated Technology USA, Inc.
Exhibit 11.1
------------
Earnings per share


                                                  Period            Days             Shares          Weighted
                                                Outstanding      Outstanding      Outstanding          Shares
                                                -----------      -----------      -----------         -------
Three Months Ended March 31, 1996
Balance at 1/1/96                         1/1/96-3/31/96             91             2,930,178       266,646,198
1995/96 cheap warrants/options            1/1/96-3/31/96   (A)       91               207,259        18,860,561
                                                                                      -------
                                                                                    3,137,437
                                                                                    ---------
Three Months Ended March 31, 1997
Balance at 1/1/97                         1/1/97-3/31/97             90             6,005,179       540,466,110
Exercise of Stock Options                 1/20/97-3/31/97            70                38,032         2,662,240
Exercise of Bridge Warrants               2/5/97-3/31/97             54                16,667           900,018
Exercise of Bridge Warrants               3/20/97-3/31/97            11                 8,334            91,674
                                                                                        -----
                                                                                    6,068,212
                                                                                    ---------


                                           Weighted Avg.            Net           Net Loss
                                               Shares              Loss          Per Share
                                              -------              ----          ---------
Three Months Ended March 31, 1996
Balance at 1/1/96                               2,930,178
1995/96 cheap warrants/options                    207,259
                                                  -------
                                                3,137,437        (318,092)           (0.10)
                                                ---------
Three Months Ended March 31, 1997
Balance at 1/1/97                               6,005,179
Exercise of Stock Options                          29,580
Exercise of Bridge Warrants                        10,000
Exercise of Bridge Warrants                         1,019
                                                    -----
                                                6,045,778        (609,906)           (0.10)
                                                ---------

(A) Computed using the treasury stock method and an estimated offering price of $7 per share